Exhibit 99.1

HAIN CELESTIAL ACQUIRES
THE BUSINESS AND ASSETS OF
PARA LABORATORIES

EXPANDS PERSONAL CARE LINE WITH
QUEEN HELENE® AND OTHER BRANDS

Contacts:
Ira Lamel/Mary Anthes
The Hain Celestial Group, Inc.
631-730-2200

Melville, NY, March 3, 2006—The Hain Celestial Group, Inc. (NASDAQ: HAIN) today announced the acquisition of the business and assets of Para Laboratories, Inc. including the Queen Helene®, Batherapy® and Footherapy® brands. A respected leader in quality health and beauty products for professional and personal use since 1930, Para Labs offers skin care, hair care and body care products through drug stores, supermarkets and mass retailers. Para Labs’ product line complements Hain Celestial’s Jason® natural and organic oral, body and hair care, Zia® premium skin care and Earth’s Best® baby body care in the fast-growing natural health and personal care products category.

In its last fiscal year, Para Laboratories sales totaled approximately $20 million. The terms of the acquisition, which closed on March 3, 2006, were not disclosed. The transaction is expected to be accretive to Hain Celestial’s earnings during its fiscal year 2007.

“I am excited about the great brands Para Labs adds to our growing portfolio of personal care products,” said Irwin D. Simon, President and Chief Executive Officer of The Hain Celestial Group. “The acquisition of these brands brings us closer to our objective to build a $100 million Personal Care business through internal growth and acquisitions, as this is our third acquisition in the personal care products category since June 2004. The distribution of these brands in chain drug and mass channels will enable us to extend our other products in those channels with our Jason, Zia and Earth’s Best brands. We are also pleased to expand our management team under Andrew H. Jacobson as the third generation from Para Labs, Steve Estrin and Joel Estrin, join us in executive positions in Personal Care,“ concluded Irwin Simon.

Hain Celestial has built a substantial presence in personal care to complement its leading presence in natural and organic foods. Hain Celestial is committed to creating and promoting A Healthy Way of Life™.

The Hain Celestial Group
The Hain Celestial Group (NASDAQ: HAIN), headquartered in Melville, NY, is a leading natural and organic food and personal care products company in North America and Europe. Hain Celestial participates in almost all natural food categories with well-known brands that include Celestial Seasonings®, Terra Chips®, Garden of Eatin’®, Health Valley®, WestSoy®, Earth’s Best®, Arrowhead Mills®, Estee®, DeBoles®, Hain Pure Foods®, Raised Right™, Hollywood®, Spectrum Naturals®, Spectrum Essentials®, Walnut Acres Organic™, Imagine Foods®, Rice Dream®, Soy Dream®, Rosetto®, Ethnic Gourmet®, Yves Veggie Cuisine®, Lima®, Biomarché™, Grains Noirs®, Natumi®, JASON® and Zia® Natural Skincare. For more information, visit www.hain-celestial.com.

Safe Harbor Statement
This press release contains forward-looking statements within and constitutes a "Safe Harbor" statement under the Private Securities Litigation Act of 1995. Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve known and unknown risks and uncertainties, which could cause our actual results to differ materially from those described in the forward-looking statements. These risks include but are not limited to general economic and business conditions; the ability to implement business and acquisition strategies, integrate acquisitions, and obtain financing for general corporate purposes; competition; retention of key personnel; compliance with government regulations and other risks detailed from time-to-time in the Company's reports filed with the Securities and Exchange Commission, including the report on Form 10-K for the fiscal year ended June 30, 2005. The forward-looking statements made in this press release are current as of the date of this press release, and the Company does not undertake any obligation to update forward-looking statements.